Exhibit 10.2

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan

Restricted Stock Agreement

Cover Sheet

Red Hat, Inc., a Delaware corporation, hereby grants as of the date below (the “Grant Date”) to the person named below (the “Participant”) and the Participant hereby accepts, the number of restricted shares (the “Restricted Stock”) listed below of the Company’s common stock, $.0001 par value per share, with a vesting start date (the “Vesting Start Date”) listed below, such grant to be on the terms and conditions specified in the Red Hat, Inc. 2004 Long-Term Incentive Plan and in the attached Exhibit A.

Participant Name:	**
Grant Date:	**
Vesting Start Date:	**
Number of Shares of Restricted Stock:	**

IN WITNESS WHEREOF, the Company and the Participant have caused this instrument to be executed as of the Grant Date set forth above.

RED HAT, INC.
(Participant Signature)	1801 Varsity Drive
Raleigh, North Carolina 27606

(Street Address)	By:
Name:
(City/State/Zip Code)	Title:

PLEASE RETURN ONE SIGNED COVER SHEET

TO EMILY DEL TORO/ LEGAL DEPT.

CENTENNIAL CAMPUS

FAX NUMBER (919) 754-3715

EXHIBIT A

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan

Restricted Stock Agreement

Terms and Conditions

1.	Grant under Red Hat, Inc. 2004 Long-Term Incentive Plan. The Restricted Stock is granted pursuant to and is subject to and governed by the Company’s 2004 Long-Term Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan or shall be defined as on the cover sheet attached hereto. Determinations made in connection with the Restricted Stock pursuant to the Plan shall be governed by the Plan as it exists on the Grant Date.

2.	Vesting if Business Relationship Continues. All of the shares of Restricted Stock initially shall be unvested shares. For so long as the Participant maintains continuous service to the Company or its subsidiaries or affiliates as an employee, officer, director or consultant (a “Business Relationship”) throughout the period beginning on the Grant Date and ending on the vesting date set forth below, the Restricted Stock shall become vested according to the schedule set forth below, subject to Section 3 hereof:

Vesting Date	Number of Vested Shares
One year from the Vesting Start Date (the “Anniversary Date”)	25% of the Restricted Stock

On the last day of each subsequent three-month period following the Anniversary Date	6.25% of the Restricted Stock

Until the Restricted Stock vests, as provided in this Section and in Section 3, the Participant may not sell, assign, transfer, pledge, or otherwise dispose of the Restricted Stock.

3.	Termination of Business Relationship. If the Participant’s Business Relationship is terminated for any reason, the shares of Restricted Stock that were not vested on the date of such termination will be forfeited. The shares of Restricted Stock that are forfeited will be cancelled and returned to the Company. For purposes hereof, a Business Relationship shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company; in the event of such leave of absence, vesting of the Restricted Stock shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise determined by the Company. The vesting of the Restricted Stock shall not be affected by any change in the type of Business Relationship the Participant has within or among the Company and its Subsidiaries or Affiliates so long as the Participant continuously maintains a Business Relationship.

4.	Legend. Each certificate issued in respect of shares of Restricted Stock under the Agreement shall be registered in the Participant’s name and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in an Agreement entered into between the registered owner and Red Hat, Inc.”

When the Restricted Stock vests, the Company shall redeliver to the Participant (or the Participant’s legal representatives, beneficiaries or heirs) from the shares of Restricted Stock deposited with it the number of shares which have then vested. The Participant agrees that any resale of the shares of Restricted Stock received upon vesting shall be made in compliance with the registration requirements of the Securities Act of 1933 or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

5.	No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of the Restricted Stock imposes any obligation on the Company, its Subsidiaries or Affiliates to have a Business Relationship with the Participant.

6.	Rights as Stockholder. Except for the restrictions on transfer and vesting provisions in this Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock including but not limited to the right to receive dividends paid on the Restricted Stock and the right to vote the Restricted Stock.

7.	Adjustments for Capital Changes. The Plan contains provisions covering the treatment of restricted stock in a number of contingencies such as stock split and mergers. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

8.	Change in Control. Provisions regarding a Change in Control are set forth on Appendix A.

9.	Withholding. No Restricted Stock will be redelivered pursuant to the vesting thereof unless and until the Participant pays to the Company, or makes satisfactory provision to the Company for payment of, any federal, state or local withholding taxes required by law to be held in respect of this Restricted Stock (the “Tax Amount”). The Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the Tax Amount. At the discretion of the Company, the Tax Amount may be withheld in cash from such wages or from other remuneration, or in kind from the shares or other property otherwise deliverable to the Participant on vesting of this Restricted Stock. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Participant agrees to indemnify the Company in full for the amount underwithheld and to make reimbursement on demand, in cash, for the amount underwithheld within thirty (30) days after the vesting of the Restricted Stock that gives rise to the withholding obligation. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.

The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Restricted Stock is granted rather than when and as the Restricted Stock vests by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

10.	Lock-up Agreement. The Participant agrees that in the event that the Company effects an underwritten public offering of Shares registered under the Securities Act, the Restricted Stock may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

11.	Provision of Documentation to Participant. By executing this Agreement the Participant acknowledges receipt of a copy of this Agreement (including the cover sheet) and a copy of the Plan.

12.	Miscellaneous.

(a)	Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address set forth on the cover sheet or at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.

(b)	Entire Agreement; Modification. This Agreement (including the cover sheet) and the Plan constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties, except that if the Committee determines that the award terms could result in adverse tax consequences to the Participant, the Committee may amend this Agreement without the consent of the Participant in order to minimize or eliminate such tax treatment.

(c)	Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Participant and the successors and assigns of the Company.

(e)	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Delaware, without giving effect to the principles of the conflicts of laws thereof.

APPENDIX A

Notwithstanding anything contained herein to the contrary, if (i) this grant of Restricted Stock is continued, assumed, converted or substituted for immediately following the Change in Control and (ii) within one year after a Change in Control the Participant’s Business Relationship is terminated by the Company or its successor without Good Cause or by the Participant for Good Reason, all of the Restricted Stock shall be vested. Furthermore and notwithstanding anything contained herein to the contrary, if this grant of Restricted Stock is not continued, assumed, converted or substituted for immediately following the Change in Control, all of the Restricted Stock shall be treated as vested immediately prior to the Change in Control. This grant of Restricted Stock shall be considered to be continued, assumed, converted or substituted for:

(A)	if there is no change in the number of outstanding Shares and the Change in Control does not result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction, there are no changes to the terms and conditions of this grant that materially and adversely affect this grant; or

(B)	if there is a change in the number of outstanding Shares and/or the Change in Control does result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction:

(1)	the number of shares of Restricted Stock is adjusted (x) if the Shares are exchanged solely for the common stock of the Parent Corporation or, if there is no Parent Corporation, the Surviving Corporation (as such terms are defined in Appendix A) in a manner which is not materially less favorable than the adjustments made in such transaction to the other outstanding Shares, or (y) otherwise, based on the ratio on the day immediately prior to the date of the Change in Control of the fair market value of one share of common stock of the Parent Corporation or, if there is no Parent Corporation, the Surviving Corporation, to the Fair Market Value of one Share,

(2)	if applicable, the shares of Restricted Stock are converted into the common stock of the Parent Corporation or, if there is no Parent Corporation, the Surviving Corporation (as such terms are defined below) and

(3)	there are no other changes to the terms and conditions of this grant that materially and adversely affect this grant.

For purposes of this Ageement:

“Change in Control” means the occurrence of any one of the following events:

(i)	individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)	any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

(iii)	the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v)	the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“Good Cause” means conduct involving one or more of the following:

(i)	the conviction of Participant, or plea of nolo contendere by the Participant to, a felony or misdemeanor involving moral turpitude;

(vi)	the indictment of the Participant for a felony or misdemeanor involving moral turpitude under the federal securities laws;

(vii)	the willful misconduct or gross negligence by Participant resulting in material harm to the Company;

(viii)	fraud, embezzlement, theft or dishonesty by Participant against the Company or any subsidiary, or willful violation by Participant of a policy or procedure of the Company, resulting in any case in material harm to the Company; or

(ix)	the Participant’s material breach of any term of any agreement with the Company, including, without limitation, any violation of confidentiality and/or non-competition agreements.

“Good Reason” means:

(ii)	a reduction by the Company or its successor of more than 10% in Participant’s rate of annual base salary as in effect immediately prior to such Change in Control;

(x)	a reduction by the Company or its successor of more than 10% of the Participant’s individual annual target or bonus opportunity, except under circumstances where the Company or its successor implement changes to the bonus structure of similarly situated employees, including but not limited to changes to the bonus structure designed to integrate the Company’s personnel with other personnel of the Surviving Corporation;

(xi)	a significant and substantial reduction by the Company or its successor of the Participant’s responsibilities and authority, as compared with the Participant’s responsibilities and authority in effect immediately prior to the Change in Control; or

(xii)	any requirement of the Company that Participant be based anywhere more than fifty (50) miles from Participant’s primary office location at the time of the Change in Control.